Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 29, 2026, relating to the financial statements and financial highlights of ALPS ETF Trust comprising ALPS Active REIT ETF, Alerian MLP ETF, Alerian Energy Infrastructure ETF, Barron's 400SM ETF, ALPS Sector Dividend Dogs ETF, ALPS International Sector Dividend Dogs ETF, ALPS Emerging Sector Dividend Dogs ETF, ALPS REIT Dividend Dogs ETF, ALPS Equal Sector Weight ETF, ALPS | BBH Intermediate Municipal Bond ETF (Formerly, ALPS Intermediate Municipal Bond ETF), ALPS | O’Shares U.S. Quality Dividend ETF, ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF, ALPS | O’Shares Global Internet Giants ETF, ALPS | O’Shares International Developed Quality Dividend ETF (formerly, ALPS | O’Shares Europe Quality Dividend ETF), ALPS Clean Energy ETF, ALPS Disruptive Technologies ETF, ALPS Electrification Infrastructure ETF, ALPS Medical Breakthroughs ETF, ALPS Dynamic Core Income ETF (Formerly, RiverFront Dynamic Core Income ETF), ALPS Dynamic US Dividend Advantage ETF (Formerly, RiverFront Dynamic US Dividend Advantage ETF), RiverFront Strategic Income Fund, Level Four Large Cap Growth Active ETF, ALPS Active Equity Opportunity ETF, and ALPS | Smith Core Plus Bond ETF, which are included in Form N-CSR for the year or period ended November 30, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Miscellaneous Information” and “Financial Statements” in the Statement of Additional Information.

/s/Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

March 30, 2026